UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEMILEDS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

July [•], 2024

Dear Stockholder:

I am pleased to invite you to attend the 2024 Annual Meeting of Stockholders of SemiLEDs Corporation. The meeting will be held on Friday, August 30, 2024 at 9 a.m. local time at SemiLEDs office, which is located at 3rd floor – No. 11 Ke Jung Road, Chu-Nan Site, Hsinchu Science Park, Miao-Li County, Taiwan.

We are furnishing our proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs of our annual meeting and conserving natural resources. On or about July [•], 2024, we will commence mailing to our stockholders a notice containing instructions on how to access our Proxy Statement and 2023 Annual Report to Stockholders and to vote online. The notice also included instructions on how you can receive a paper copy of your annual meeting materials. If you received your annual meeting materials by mail, the Proxy Statement, 2023 Annual Report to Stockholders and proxy card were enclosed.

At this year’s annual meeting, the agenda includes the following items:

Agenda Item	Board Recommendation
Election of directors	FOR

Ratification of the appointment of KCCW Accountancy Corp as our independent registered public accounting firm for fiscal year 2024	FOR

Advisory vote on executive compensation	FOR

Advisory vote on the frequency of holding future advisory votes on executive compensation	FOR EVERY 3 YEARS

Approve the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock from 7,500,000 to 15,000,000	FOR

Approval of the issuance of shares of our common stock to repay a Loan Agreement with Mr. Trung Doan	FOR

Approve the amendment of the restated certificate of incorporation to include an officer exculpation provision	FOR

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2024 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet or in person at the annual meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the notice or on the proxy card regarding your voting options. Only stockholders showing proof of ownership on the record date will be allowed to attend the meeting in person.

Sincerely yours,

Trung T. Doan

Chairman of the Board and President and
Chief Executive Officer

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9 a.m. local time on Friday, August 30, 2024

PLACE	SemiLEDs 3rd floor – No. 11 Ke Jung Road, Chu-Nan Site, Hsinchu Science Park, Miao-Li County, Taiwan

AGENDA	●	Elect the five director nominees named in the Proxy Statement

	●	Ratify the appointment of KCCW Accountancy Corp as our independent registered public accounting firm for fiscal year 2024

	●	Hold an advisory vote on executive compensation

	●	Hold an advisory vote on the frequency of holding future advisory votes on executive compensation

	●	Approve the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock from 7,500,000 to 15,000,000

	●	Approve, for purposes of complying with applicable Nasdaq rules, the issuance of shares of our common stock to repay a Loan Agreement with Mr. Trung Doan

	●	Approve the amendment of the restated certificate of incorporation to include an officer exculpation provision

	●	Transact such other business as may properly come before the annual meeting (including adjournments and postponements)

RECORD DATE	July 2, 2024

VOTING

Please vote as soon as possible to record your vote, even if you plan to attend the annual meeting. Your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented at the meeting, unless you have given your broker specific instructions to do so. We strongly encourage you to vote. You have three options for submitting your vote before the annual meeting:

	●	Internet

	●	Phone

	●	Mail

By Order of the Board of Directors,

Christopher Lee
Corporate Secretary

Chu-Nan, Taiwan
July [•], 2024

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet. On July [•], 2024, we will commence mailing to our stockholders on the record date a Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access and review all of the important information contained in our proxy materials, including our Proxy Statement and our 2023 Annual Report to Stockholders. The Notice of Internet Availability also instructs you on how to vote via the Internet. Other stockholders, in accordance with their prior requests, have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on August 30, 2024:
The Notice of the 2024 Annual Meeting, the Proxy Statement and
the 2023 Annual Report to Stockholders are available at www.proxyvote.com.

ATTENDING THE ANNUAL MEETING

•
Doors open at 8:30 a.m. local time
•
Meeting starts at 9 a.m. local time
•
Proof of SemiLEDs Corporation stock ownership and photo identification will be required to attend the annual meeting
•
You do not need to attend the annual meeting to vote if you submitted your proxy in advance of the annual meeting

QUESTIONS

For questions regarding	Contact:

Annual meeting	Investor Relations
investor@semileds.com
+886-37-586788

Stock ownership for registered holders	Equiniti Trust Company, LLC.
48 Wall Street, Floor 23
New York, NY 10005
347-263-3134 US & Canada
Email Address: Admin3@equiniti.com

Stock ownership for beneficial holders	Please contact your broker, bank, or other nominee

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

PROXY STATEMENT

Our Board of Directors (the “Board”) solicits your proxy for the 2024 Annual Meeting of Stockholders and any postponement or adjournment of the meeting for the matters set forth in “Notice of 2024 Annual Meeting of Stockholders.” The annual meeting will be held on Friday, August 30, 2024 at 9 a.m. local time at SemiLEDs Sin-an office, which is located at 3rd floor - No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan. We will make this Proxy Statement available to stockholders beginning on or about July [•], 2024.

Record Date	July 2, 2024

Quorum	Holders of a majority of the voting power of all issued and outstanding shares on the record date must be present in person or represented by proxy

Shares Outstanding	7,196,299 shares of common stock outstanding as of July 2, 2024

Voting by Proxy	Internet, telephone, or mail

Voting at the Meeting

We encourage stockholders to vote in advance of the annual meeting, even if they plan to attend the meeting. In order to be counted, proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Standard Time on August 28, 2024. Stockholders can vote in person during the meeting. Stockholders of record who attend the annual meeting in person may obtain a ballot. Beneficial holders who attend the annual meeting in person must obtain a proxy from their broker, bank, or other nominee prior to the date of the annual meeting and present it with their ballot. Voting in person by a stockholder during the meeting will replace any previous votes.

Changing Your Vote

Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated proxy card, by voting in person at the annual meeting, by delivering instructions to our Corporate Secretary before the annual meeting or by voting again using the Internet or telephone before the cut-off time. (Your latest Internet or telephone proxy is the one that will be counted.) If you hold shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the five director nominees and one vote on each other matter. The election of directors (Proposal 1) is determined by the plurality of votes. Approval of each of Proposals 2, 3, 4 and 6 is determined by a majority of votes cast affirmatively or negatively. Approval of each of Proposals 5 and 7 are determined by the affirmative vote of a majority of the outstanding shares.

Effect of Abstentions and Broker Non-Votes

Shares voting “withhold” have no effect on the election of directors. With respect to the amendments of the restated certificate of incorporation, abstentions have the same effect as negative votes, but have no effect on the ratification of the appointment of KCCW Accountancy Corp as our independent registered public accounting firm for fiscal year 2024, and the advisory votes regarding say-on-pay and say-on-pay frequency or the Nasdaq Proposal. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients) have no effect on the ratification of the appointment of KCCW Accountancy Corp and the advisory votes regarding say-on-pay and say-on-pay frequency and the Nasdaq Proposal but will have the effect of a vote “against” the amendments of the restated certificate of incorporation. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors, the advisory votes regarding say-on-pay and say-on-frequency, the amendments of the restated certificate of incorporation or the Nasdaq Proposal. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each proposal, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of nominations and agenda items for the annual meeting, and we have not received timely notice of any such matters that may be properly presented for voting at the annual meeting, other than the items from the Board described in this Proxy Statement.

Voting Results	We will announce preliminary results at the annual meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the five persons listed below to serve as directors. Each director’s term runs from the date of his election until our next annual stockholders’ meeting, or until his successor is elected or appointed. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Board Composition

Our Nominating and Corporate Governance Committee is charged with identifying and evaluating individuals qualified to serve as members of the Board and recommending to the full Board nominees for election as directors. We seek directors with experience in areas relevant to the strategy and operations of the Company. We seek a Board that collectively has a range and diversity of skills, experience, age, industry knowledge and other factors in the context of the needs of the Board. The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of our Company. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board to the conclusion that he should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Each of our director nominees is currently serving on the Board.

Our nominees for election as directors at the annual meeting include our President and Chief Executive Officer (“CEO”) and Scott R. Simplot and three independent directors, as defined in the applicable rules for companies traded on The Nasdaq Stock Market LLC (“Nasdaq”), Walter Michael Gough, Dr. Edward Kuan Hsiung Hsieh and Dr. Chris Chang Yu. See “Corporate Governance—Director Independence” below.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Nominees

Trung T. Doan, 65, has served as a director, Chairman of our Board and as our CEO since January 2005, and as our President since August 2012. Prior to joining us, Mr. Doan served as Corporate Vice President of Applied Global Services (AGS) Product Group at Applied Materials, Inc. and also served as President and Chief Executive Officer of Jusung Engineering, Inc., a semiconductor/LCD equipment company in Korea. In addition, Mr. Doan served as Vice President of Process Development at Micron Technology Inc. Mr. Doan previously served as a director of Advanced Energy Industries, a publicly traded manufacturer of power conversion and control systems. Mr. Doan also previously served as a director of Dolsoft Corporation, a privately held software company, as a director of Nu Tool Inc., a semiconductor technology company, and as a director of EMCO, a publicly traded manufacturer of advanced flow control devices and systems. Mr. Doan holds a Bachelor of Science in nuclear engineering from the University of California, Santa Barbara, where he graduated with honors, and a Master of Science in chemical engineering from the University of California, Santa Barbara. Our Board has determined that Mr. Doan should serve on our Board and as our Chairman based on his in-depth knowledge of our business and industry and his experience serving on the boards of directors of several major technology companies, as well as in management roles in the technology industry.

Walter Michael Gough, 69, has served as a director since April 2016. Mr. Gough has led Gough and Associates, a firm that specializes in financial consulting for domestic and international companies since 2005. He was also a tenured faculty member in Accounting and Business at DeAnza College in Cupertino, California where he taught as professor from 1985 to 2019. From June 2000 to June 2004, he was Chief Financial Officer and Financial Consultant at NuTool Inc., a semiconductor equipment manufacturer. From 1995 through 1999, he was a founding member and Chief Financial Officer of Invest In Yourself, LLC; an organization that provided consulting for professional sports franchises. Prior to teaching and consulting, Mr. Gough was a financial analyst and contracts manager at Watkins-Johnson Company, a high technology electronics firm. Before Watkins-Johnson, Mr. Gough worked for Kidder Peabody, an investment banking firm. He holds MBA and BA degrees (cum laude) from Santa Clara University, and a Masters in English from Notre Dame de Namur University. Our Board has determined that Mr. Gough should serve on our Board based on his experience as a consultant to technology companies in both the United States and Taiwan, his prior experience as a chief financial officer of several companies, and his expertise in accounting and finance.

Dr. Edward Kuan Hsiung Hsieh, 72, has served as a director since February 2012. Dr. Hsieh has been Chairman, Chief Executive Officer and a director of Eton Intelligent Technologies, a media and publications company, since April 2000 and Chairman, Chief Executive Officer and a director of VR Networks, a VoIP and VR application company, since January 2000. He has also served as an Adjunct Professor at National Taiwan University since February 2009. From February 2007 to February 2010, Dr. Hsieh was Chief Executive Officer of Asia Pacific Telecom, a 3G mobile, and fixed line telecommunications company, as well as Executive Director of APOL, an Internet service provider. Dr. Hsieh holds a bachelor of science degree in electrical engineering from National Taiwan University, a master of science degree in electrical engineering from the University of California, Santa Barbara, and a doctor of philosophy degree in electrical engineering and applied physics from Cornell University. He also studied accounting at the University of California, Los Angeles. Our Board has determined that Dr. Hsieh should serve as a director based on his experience teaching Master of Business Administration classes at National Taiwan University, his service as an International Financial Adviser with Merrill Lynch, Pierce, Fenner & Smith and his management roles at several start-up companies.

Scott R. Simplot, 77, has served as a director since March 2005. Mr. Simplot has been Chairman of the Board of Directors and a Director of J. R. Simplot Company since May 2001 and August 1970, respectively. Mr. Simplot served as a Manager of or Partner in various closely held entities such as Block 22 LLC, Broadway Hospitality LLC, Columbia Developments LLC, Empty JP3 Shell, LLC, Idaho Sports Properties LLC, Indian Creek Cattle, LLC, JRS Management L.L.C., JRS Properties III L.P., ESP Development LLC, Hotel 43 LLC, SBP LLLP, Simplot Ketchum Investment, LLC, Simplot Ketchum Properties, LLC, SR Management LLC, SRS Green River LLC, Sunny Slope Orchards Partnership, SRS Properties LLLP, Downtown Boise Areana, LLC, Grove Hotel-Boise, LLC, and Highland Stables Park LLC. Mr. Simplot also serves as a director to various companies such as Bar -U-, Inc., Block 65 and 66 Master Association, Inc., Cal-Ida Chemical Company, Claremont Realty Company, CS Beef Packers, LLC, CS Property Development, LLC, Glen Dale Farms, Inc., J. R. Simplot Company Foundation, Inc., J. R. Simplot Foundation, Inc., JUMP, Inc., JRS India Corporation Private Limited, OSL Depot Condominium Management Association, Inc., Simplot India, LLC, Simplot India Foods Private Limited, Simplot India Properties LLC, Simplot Livestock Co., Simplot Taiwan Inc., SPS International, Inc., SR Simplot Foundation, Inc., Three Creek Ranch Company, and Camas, Inc. Mr. Simplot holds a Bachelor of Science degree in business from the University of Idaho and a Master’s in Business Administration from the University of Pennsylvania. Our Board of Directors has determined that Mr. Simplot should serve as a director based on the extensive knowledge and insight he brings to our board of directors from his experience serving as Chairman and holding a variety of management positions at a large private company and serving on the boards of directors of companies in a variety of industries. Mr. Simplot became a Director on our board as part of his duties as the Chairman of the Board of J. R. Simplot Company, the 100 % owner of Simplot Taiwan, Inc., which was entitled to designate two members of our board of directors in connection with J. R. Simplot Company’s investment in our Series A convertible preferred stock.

Dr. Chris Chang Yu, 66, has served as a director since July 2024. Dr. Yu currently serves as the Chairman of the Board of CRS Holding Inc., Changhe Bio-Medical Science Co., Ltd, Ningkasai Science (Shanghai) Co., Ltd, Changwei System Science (Shanghai) Co., Ltd, Anpac Bio-Medical Science (Lishui) Co., Ltd, Adanced Life Therapeutics Co., Ltd and New-Herizon Bio-Medical Science Co., Ltd and as executive director of Anpac Bio-Medical Science (Shanghai) Co., Ltd, Lisui Anpac Medical Laboratory Co., 3Ltd, Shiji (Hainan) Medical Technology Co., Ltd, Shanghai Muqing Anpac Health Technology Co., Ltd, Anpac (Shanghai) Health Management Consulting

Co., Ltd and Annadi Life Technology (Zhejiang) Co., Ltd. Dr. Yu also currently serves as a director of Anji Cayman, serves as an executive partner of Jiaxing Changxin Enterprise Management Partnership (Limited Partnership) and Jiaxing Ningbeika Enterprise Management Partnership (Limited Partnership), and serves as a general manager of Changhe Bio-Medical Science Co., Ltd and Annadi Life Technology (Zhejiang) Co., Ltd. Dr. Yu is also a co-founder of Fresh2 Group Limited (formerly named AnPac Bio-Medical Science Co., Ltd.). Dr. Yu served as Chairman of the Board and Chief Executive Officer of Fresh2 Group from its inception in January 2010 until April 2022 and was re-appointed as Co-Chairman of the Board and Co-CEO in May 2022. He subsequently resigned as Co-Chairman of the Board of Fresh2 Group in October 2022 and resigned as Co-CEO in May 2023. Prior to founding Fresh2 Group, he co-founded Anji Microelectronics (Shanghai) Co., Ltd. in 2004. Dr. Yu served as a technical director at Semiconductor Manufacturing International Corporation from 2002 to 2004. Dr. Yu also served as a vice president of the research and development team of Cabot Microelectronics Corporation. Dr. Yu received his bachelor and master’s degrees in physics from the University of Missouri Kansas-City Campus. He received his doctoral degree in physics from the Pennsylvania State University. The Board has determined that Dr. Yu should serve as a director based on his significant experience managing integrated circuit and technology companies and his experience as a CEO and director of a public company.

Executive Officers

In addition to Mr. Doan, our CEO, who also serves as a director, our executive officers consist of the following:

Christopher Lee, 53, has served as our Chief Financial Officer since September 2015. From November 2014 until his appointment as Chief Financial Officer, Mr. Lee was the interim Chief Financial Officer of the Company. Mr. Lee joined SemiLEDs in September 2014. He has served on the Board of Directors of Aixin Life International Inc. since February 2021. Mr. Lee has over 25 years of experience in accounting and finance, including US GAAP, PCAOB standards and SEC rules and regulations. Prior to joining us, Mr. Lee was a partner of KEDP CPA Group from August 2009 to June 2011 and a self-employed accountant from July 2011 to August 2014. Mr. Lee holds a BS degree in accounting from Ohio State University and a MS degree in business taxation from Golden Gate University and is licensed as a Certified Public Accountant (CPA) in the United States.

CORPORATE GOVERNANCE

Controlled Company Status

We are subject to Nasdaq rules, which exempt “Controlled Companies” from certain Nasdaq corporate governance requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, group or another company. We are a “Controlled Company” because more than 50% of the voting power for the election of directors is held by Simplot Taiwan Inc. (and its affiliates) through its voting agreement with Trung Doan, our Chief Executive Officer and Chairman. These entities are considered a group due to the provisions of the voting agreement between these parties described under “Related Party Transactions.”

On this basis, we are relying on the exemption for Controlled Companies from certain Nasdaq requirements, specifically, those that would otherwise require:

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that a majority of the Board consists of “independent” directors, as such term is defined in the Nasdaq Rules;
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us to have a Compensation and Nominating and Corporate Governance committees composed entirely of “independent” directors; and
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that the selection or recommendation of director nominees to the Board for selection, either by a majority of the independent directors, or a Nominating and Corporate Governance composed solely of independent directors.

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interests of the Company and our stockholders. The Board’s responsibilities include:

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selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;
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overseeing the risks that the Company faces;
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reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;
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overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed; and
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overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. During fiscal year 2023, the Board held executive sessions for the independent directors to meet without Mr. Doan present at the end of every Board meeting.

Our Bylaws do not dictate a particular Board structure and the Board is free to determine whether or not to have a Chairman and, if so, to select that Chairman and our CEO in the manner it considers our best interest. Currently, the Board has selected Mr. Doan to hold the position of both Chairman of the Board and CEO. Mr. Doan’s experience at the Company has afforded him intimate knowledge of the issues, challenges and opportunities facing each of the Company’s businesses. Accordingly, he is well positioned to focus the Board’s attention on the most pressing issues facing the Company. The Board has not appointed a lead independent director. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Director Independence

The published listing requirements of Nasdaq dictate that a majority of the Board be comprised of independent directors whom our Board has determined have no material relationship with our Company and who are otherwise “independent” directors under those listing requirements. Our current Board consists of the five persons listed above. The Board has determined that Dr. Hsieh, Dr. Yu and Mr. Gough each qualify as an independent director under applicable Nasdaq and SEC rules.

The Nasdaq rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:

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the director is, or at any time during the past three years was, an employee of the company;
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the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
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a family member of the director is, or at any time during the past three years was, an executive officer of the company;
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the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever was greater (subject to certain exclusions);
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the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
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the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the Nasdaq rules provide that directors, of whom there must be three, who serve on the Audit Committee must each satisfy standards established by the SEC that require that members of audit committees must not be affiliated persons of the issuer and may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer other than their director compensation.

Transactions Considered in Independence Determinations

In making its independence determinations, the Board considered transactions that occurred since the beginning of fiscal year 2023 between the Company and entities associated with the independent directors or members of their immediate family. All identified transactions that appeared to relate to the Company and a family member of, or entity with a known connection to, a director were presented to the Board for consideration.

Neither Dr. Hsieh, Dr. Yu nor Mr. Gough were disqualified from “independent” status under the objective tests. In making its subjective determination that Dr. Hsieh, Dr. Yu and Mr. Gough are independent, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. The Board considered the transactions in the context of the Nasdaq objective standards, the special standards established by the SEC for members of audit committees, and the SEC standards for compensation committee members. Based on all of the foregoing, as required by the Nasdaq rules, the Board made a subjective determination that, because of the nature of the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair Dr. Hsieh, Dr. Yu and Mr. Gough’s independence. Mr. Simplot now controls a majority of the voting power of the Company, so he is no longer deemed independent.

Board Diversity Matrix

The matrix below is information concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.

Board Diversity Matrix (as of July 2, 2024)
Total Number of Directors	5
	Male	Female
Part I : Gender Identity
Directors	5	—
Part II : Demographic Background
Asian	3	—
White	1	—
Did Not Disclose Demographic Background	1	—

Board Committees and Charters

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. The Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Board committees has a written charter approved by the Board, and we post each charter on our web site at https://www.semileds.com/corporategovernance. Each committee can engage outside experts, advisors and counsel to assist the committee in its work. The following table identifies the directors who served on committees during fiscal 2023.

Name	Audit	Compensation	Nominating and Corporate Governance
Dr. Edward Kuan Hsiung Hsieh	Chair	✓
Walter Michael Gough	✓
Roger Lee(1)	✓
Scott R. Simplot		Chair	Chair
Number of Committee Meetings Held in Fiscal Year 2023	4	2	2

(1) Mr. Lee resigned from the Board effective July 10, 2023.

Audit Committee

Our Audit Committee is responsible for, among other things:

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reviewing and approving the selection of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
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monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
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reviewing the adequacy and effectiveness of our internal control policies and procedures;
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discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
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preparing the Audit Committee Report that the SEC requires in our annual proxy statement.

The Board believes that each current member of our Audit Committee is an independent director under the Nasdaq rules and meets the additional SEC independence requirements for audit committee members. It has also determined that Dr. Hsieh and Mr. Gough, each of whom are independent directors, meet the requirements of an “audit committee financial expert,” as defined in Regulation S‑K.

Compensation Committee

As a “controlled company”, we rely on the exemption from the Nasdaq requirement that we have a compensation committee composed entirely of independent directors. Our Compensation Committee is responsible for, among other things:

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overseeing our compensation policies, plans and benefit programs;
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reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensation or arrangements;
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reviewing and determining our equity‑based compensation plans; and
•
administering our equity‑based compensation plans.

Although the Compensation Committee has the authority to determine the compensation paid to executive officers, other officers, employees, consultants and advisors, it can delegate its responsibility for setting compensation for individuals other than the CEO to a subcommittee, in the case of other officers, or to officers, in the case of employees and consultants. It may also delegate to officers the authority to grant options or other equity or equity‑based awards to employees who are not executive officers or members of the Board. It may also generally take into account the recommendations of the CEO, other than with respect to his own compensation.

Nominating and Corporate Governance Committee

As a “controlled company”, we rely on the exemption from the Nasdaq requirement that we have a nominating and corporate governance committee composed entirely of independent directors. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;
•
reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;
•
overseeing the evaluation of our Board and management; and
•
recommending members for each Board committee to our Board.

Our Nominating and Corporate Governance Committee has not established any minimum qualifications for directors although in assessing the skills and characteristics of individual members, it must give due regard for independence and financial literacy considerations dictated by the Nasdaq rules. The Nominating and Corporate Governance Committee does not at this time have a policy regarding its consideration of director candidates recommended by stockholders, as it has not yet received any such recommendations. It may adopt a policy if such recommendations are received. In nominating candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses or other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, requirements of Nasdaq and the SEC to maintain a minimum number of independent or non-interested directors, requirements of the SEC as to disclosure regarding persons with financial expertise on the Company’s Audit Committee and the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board. The Committee believes the Board generally benefits from diversity of skills, experience, age, industry knowledge of background, and views among its members, and considers this a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard. Any stockholder wishing to nominate a director must follow the procedures described in “Other Matters” below. Dr. You was recommended as a director by Trung Doan, our Chairman and CEO.

Attendance at Board, Committee and Annual Stockholders’ Meetings

The Board held four meetings in fiscal 2023. We expect each director to attend every meeting of the Board and the committees on which he serves, and encourage them to attend the annual stockholders’ meeting. All directors attended at least 75% of the aggregate meetings of the Board and the committees on which they served in fiscal 2023 and all directors attended the 2023 annual meeting of stockholders.

Risk Management and Oversight

The Board is involved in the oversight of risks that could affect the Company. The Board also monitors cyber threat trends, regulatory developments, and major threats to the Company, including setting expectations and accountability for management, as well as assessing the adequacy of resources, funding, and focus on cyber risk management activities. This oversight is conducted primarily through the Audit Committee which, on behalf of the Board, is charged with overseeing the principal risk exposures we face and our mitigation efforts in respect of these risks. The Audit Committee is responsible for interfacing with management and discussing with management the Company’s principal risk exposures and the steps management has taken to monitor and control risk exposures, including risk assessment and risk management policies. The Compensation Committee also plays a role in that it is charged, in overseeing the Company’s overall compensation structure, with assessing whether that compensation structure creates risks that are reasonably likely to have a material adverse effect on us.

The Company's insider trading policy does not permit hedging or derivative transactions involving Company securities, "cashless" collars, forward contracts, equity swaps or other similar or related transactions. In addition, the Company recommends that employees and directors not margin or pledge Company securities to secure a loan and that employees and directors not purchase Company securities "on margin".

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Business Conduct and Ethics is available at our website at https://www.semileds.com/corporategovernance. Any amendments to the Code, or any waivers of its requirements required to be disclosed pursuant to SEC or Nasdaq requirements, will be disclosed on the website.

Rule 10b5-1 Trading Plan Policy

We have adopted a Rule 10b5-1 trading plan policy, which permits our officers, directors, and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Communications from Stockholders and Other Interested Parties to Directors

The Board recommends that stockholders and other interested parties initiate communications with the Board, any committee of the Board or any individual director in writing to the attention of our Corporate Secretary at our principal executive office at 3F, No.11 Ke Jung Rd., Chu‑Nan Site, Hsinchu Science Park, Chu‑Nan 350, Miao‑Li County, Taiwan, R.O.C. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Corporate Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024

KCCW Accountancy Corp served as our independent registered public accounting firm from fiscal years 2021 to 2023. The Audit Committee has once again selected KCCW Accountancy Corp as our independent registered public accounting firm for the fiscal year ending August 31, 2024. As a matter of good corporate governance, the Audit Committee is submitting its appointment to our stockholders for ratification. If the appointment of KCCW Accountancy Corp is not ratified by a majority of the votes cast affirmatively or negatively at the annual meeting, the Audit Committee will review its future appointment of an independent registered public accounting firm in light of that vote result.

We expect that a representative of KCCW Accountancy Corp will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Independent Registered Public Accounting Firm

The following table shows the fees and related expenses for audit and other services provided by KCCW Accountancy Corp and its subsidiaries billed for fiscal year 2023 and 2022. The services requiring pre-approval by the audit committee may include audit services, audit related services, tax services and other services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total fees paid by us to our independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee. During fiscal 2023 and 2022, 100% of the audit related services, tax services and all other services provided by KCCW Accountancy Corp. for the periods as our principal independent registered public accountant were pre-approved by the Audit Committee.

	Fiscal Years Ended August 31,
	2023	% of Fees	2022	% of Fees
Audit Fees	$178,000	93%	$178,000	96%
Audit-Related Fees	—	—%	—	—%
Tax Fees	7,000	4%	7,000	4%
All Other Fees	5,000	3%	—	—%
Total	$190,000	100%	$185,000	100%

Audit Fees. This This category includes the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. This category also includes statutory audits required by the Tax Bureau of Taiwan for certain of our subsidiaries in Taiwan.

Tax Fees. This category includes tax return preparation and technical tax advice.

All Other Fees. The services for the fees disclosed in this category include permitted services other than those that meet the criteria above and represent fees related to our at-the-market equity program in fiscal year 2023.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KCCW Accountancy Corp.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves and reviews audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence. For additional information concerning the Audit Committee and its activities with the independent registered public accounting firm, see “Corporate Governance” and “Audit Committee Report” in this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KCCW ACCOUNTANCY CORP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

AUDIT COMMITTEE REPORT

During fiscal year 2023, the Audit Committee of the Board consists of the three directors whose names appear below.

The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for fiscal year 2023 and met with management, as well as with representatives of KCCW Accountancy Corp, the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of KCCW Accountancy Corp the matters required to be discussed by the Public Company Accounting Oversight Board and SEC.

In addition, the Audit Committee received the written disclosures and the letter from KCCW Accountancy Corp required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of KCCW Accountancy Corp its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2023 be included in the Company’s Annual Report on Form 10-K for fiscal year 2023.

November 6, 2023	Dr. Edward Kuan Hsiung Hsieh (Chairman)
Walter Michael Gough

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Background to the Advisory Vote

Under an amendment to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders are able to vote to approve, on an advisory (non-binding) basis no less frequently than once every three calendar years, the compensation of the named executive officers (a “a say-on-pay vote”). Based on the results of our last say on frequency vote in 2018, we currently conduct an advisory vote on executive compensation every three years. Subject to the results of Proposal 4 below, we expect to conduct the next advisory vote on executive compensation at our 2027 annual meeting of stockholders.

Reason for the Board Recommendation

We have structured our executive compensation program to reward our executive officers with compensation that is affordable and sufficient to retain such officers while concurrently aligning the officers’ interests with the achievement of our financial and business goals as well as the goals of our stockholders.

Our current compensation programs consist primarily of salary and long-term equity incentives for our executive officers that are designed to support our business goals and promote short- and long-term profitable growth. Our equity incentive plan is intended to align the interests of our employees, including our named executive officers, with the interests of our stockholders and to provide our employees an incentive to support our long-term success and growth.

We urge stockholders to read the discussion in the “Compensation of Named Executive Officers and Directors” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative discussion that follows, which provide detailed information on the compensation of our named executive officers. Our Compensation Committee and Board believe that the policies and procedures are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement will support and contribute to the Company’s success.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including the compensation tables and narrative discussion, is hereby approved.

The opportunity to vote on Proposal 3 is required pursuant to Section14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 3 is not binding upon us. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

Background to the Advisory Vote

Under an additional amendment to the Exchange Act adopted by Congress as part of the Dodd-Frank Act, stockholders are also able to vote to indicate on an advisory (non-binding) basis no less frequently than once every six calendar years how frequently they believe a say-on-pay vote, such as we have included in Proposal 3, should occur. By voting on this Proposal 4, you may indicate whether you would prefer that we hold a say-on-pay vote every one, two or three years. It is our belief, and the Board’s recommendation, that this vote should continue to occur every three years.

Reason for the Board Recommendation

We believe we have effective executive compensation practices, as described in more detail elsewhere in this Proxy Statement. The Board believes that providing our stockholders with a say-on-pay vote every three years (a “triennial vote”) will encourage a long-term approach to evaluating our executive compensation policies and practices. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy, and could be detrimental to us, our employees and our financial results.

Moreover, a short review cycle will not allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and be reflected in our financial performance and in the price of our common stock. As a result, a say-on-pay vote held more frequently than every two or three years would not allow stockholders to compare executive compensation to our performance.

Lastly, a triennial vote would allow us adequate time to compile meaningful input from stockholders on our pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and both we and our stockholders would benefit from having more time for a thoughtful and constructive dialogue on why particular pay practices are appropriate for us.

For these reasons, the Board recommends that you vote to hold a say-on-pay vote every three years. Your vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal 4, you have four choices: you may elect that we hold a say-on-pay vote every year, every two years or every three years, or you may abstain from voting. The number of years that receives the highest number of votes will be the frequency that stockholders approve. The opportunity to vote on Proposal 4 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 4 is not binding upon us, and the Compensation Committee and the Board may decide that it is in the best interests of our stockholders and our Company to hold a say-on-pay vote more or less frequently than the option approved by our stockholders. However, the Compensation Committee and the Board will consider the outcome of the vote when making future decisions on the frequency of conducting a say-on-pay vote. We expect to hold another advisory vote with respect to the frequency of holding future advisory votes on executive compensation at the 2030 annual meeting of stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL 5: APPROVAL OF THE AMENDMENT OF THE SEMILEDS CORPORATION RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED, TO increase THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 7,500,000 TO 15,000,000

UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES, ALL SHARE NUMBERS, SHARE
PRICES AND PER SHARE AMOUNTS IN THIS PROXY STATEMENT DO NOT GIVE EFFECT TO THE
proposed increase OF THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Summary

We are asking our stockholders to approve an amendment to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 7,500,000 to 15,000,000 shares as set forth in paragraph three of Annex A to this Proxy Statement. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by this amendment if approved by our stockholders and will remain zero.

Substantially all of our currently authorized common stock has been issued or is reserved for issuance upon exercise or conversion of existing stock-based incentive rewards. In order to fund our operations or grow our business, we may need to raise cash from financing sources. One of the ways we may raise such cash is by issuing shares from time to time. Without additional authorized common stock, we may be unable to raise the financing we may need to maintain our operations or grow our business. Other important corporate needs, including issuing stock in potential acquisitions, require additional authorized common stock as well.

Article IV of our restated articles of incorporation currently authorizes us to issue up to 7,500,000 shares of stock, 7,500,000 of which are designated as common stock, par value $0.0000056 per share, and no shares of which are designated as preferred stock, par value $0.0000056 per share. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. As of July 2, 2024, 7,196,299 shares of common stock were issued and outstanding, no shares of our preferred stock were outstanding, and 1,421,428 shares of common stock were reserved for issuance under our 2010 Equity Incentive Plan.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•
our stock incentive plans;
•
financing transactions, such as public or private offerings of common stock or convertible securities;
•
acquisitions;
•
strategic investments;
•
debt or equity restructuring or refinancing transactions, such as debt exchanges or offerings of new convertible debt or modifications to existing securities;
•
partnerships, collaborations and other similar transactions;
•
corporate transactions, such as stock splits or stock dividends; and
•
other corporate purposes that have not yet been identified.

In order to provide our Board of Directors with certainty and flexibility to undertake transactions to support our future business growth, our Board of Directors deems it is in the best interests of our stockholders and the Company to increase the number of authorized shares of our common stock.

Text of the Proposed Amendment

If this Proposal 5 is approved, the Company proposes to amend the Certificate of Incorporation by replacing Section (A) of Article IV in its entirety as follows:

“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 15,000,000 shares, consisting of 15,000,000 shares of Common Stock, par value $0.0000056 per share and no shares of Preferred Stock, par value $0.0000056 per share.”

If the amendment to our restated articles of incorporation is adopted, it will become effective upon filing of the Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the proposed amendment.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock is required for approval of the proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT AN INCREASE OF NUMBER OF AUTHORIZED COMMON STOCK AS DESCRIBED IN THIS PROPOSAL 5.

PROPOSAL 6: APPROVAL, FOR PURPOSES OF COMPLYING WITH APPLICABLE NASDAQ RULES, OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK TO REPAY A LOAN AGREEMENT WITH OUR CHIEF EXECUTIVE OFFICER

The Board proposes that our stockholders approve the issuance of common stock to Trung Doan, our Chief Executive Officer, in an amount that may cause his stock ownership to exceed twenty percent (20%) of the number of our issued and outstanding shares of common stock as of the time of such issuance.

Loan Agreement and Repayment

On January 8, 2019, we entered into a loan agreement (the “Loan Agreement”) with Mr. Doan, our Chief Executive Officer, with an aggregate principal amount of $1.7 million, and an annual interest rate of 8%.

We were initially required to repay the loan on January 22, 2021. On January 16, 2021, and with the agreement of Mr. Doan, we extended the maturity date of the Loan Agreement with same terms and interest rate for one year to January 15, 2022. On January 14, 2022, the maturity date of the Loan Agreement was extended again with same terms and interest rate for one more year to January 15, 2023. On January 13, 2023, the maturity date of the Loan Agreement was further extended with same terms and interest rate for one year to January 15, 2024.

On January 7, 2024, we entered into the Fourth Amendment to the Loan Agreement with Mr. Doan to extend the Loan Agreement’s maturity date with same terms and interest rate to January 15, 2025. On February 9, 2024, we entered into the Fifth Amendment to the Loan Agreement with Mr. Doan to, upon the mutual agreement of Mr. Doan and us, permits us to repay any principal amount or accrued interest, in an amount not to exceed $800,000, by issuing shares of our common stock to Mr. Doan as partial repayment of the Loan Agreement at a price per share equal to the closing price of our common stock immediately preceding the business day of the payment notice date.

On February 9, 2024, we delivered a payment notice indicating our intent to prepay $800,000 of accrued interest on the loan by delivering 629,921 shares of our common stock to Mr. Doan, based on the closing price of $1.27 per share on February 8, 2024. The shares of common stock were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

On July 3, 2024, we entered into the Sixth Amendment to the Loan Agreement with Mr. Doan to, upon the mutual agreement of Mr. Doan and us, permits us to repay a portion of the principal amount or accrued interest, by issuing shares of our common stock to Mr. Doan as repayment of the Loan Agreement at a price per share equal to the closing price of our common stock immediately preceding the business day of the payment notice date. Based on the closing price of our common stock on July 2, 2024, the number of shares that would be issued to repay the outstanding $1.6 million principal balance of the loan and accrued but unpaid interest would be 1,269,841 shares (the “Repayment Shares”).

The foregoing description of the Loan Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Loan Agreement, set forth as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the Quarter Ended November 20, 2018 filed on January 11, 2024, the Fourth and Fifth Amendments thereto, set forth as Exhibit 1.1 to our Current Report on Form 8-K filed on January 9, 2024 and as Exhibit 1.1 to our Current Report on Form 8-K filed on February 20, 2024, and the Sixth Amendment thereto, set forth as Exhibit 1.1 to our Current Report on Form 8-K expected to be filed on July 8, 2024.

Based upon the foregoing, we are seeking stockholder approval pursuant to Nasdaq Rule 5635(b) (the “Nasdaq Change of Control Rule”) at our 2024 Annual Meeting of Stockholders to issue the Repayment Shares since the issuance may result in a change of control of the Company. As of July 2, 2024, Mr. Doan directly owns 1,275,999 shares representing approximately 17.7% of our outstanding shares of common stock, and as a result of a Voting Agreement, dated June 3, 2024, among Mr. Doan, Simplot Taiwan Inc. and J.R. Simplot Company (the “Voting Agreement”) has shared voting power over approximately 52% of our outstanding shares of common stock. Prior to the entry into the Voting Agreement, Mr. Doan had sole voting and dispositive power over approximately 17.7% of our outstanding shares of common stock. If we were to repay the remaining principal amount of the loan and accrued interest, Mr. Doan would own more than 20% of the outstanding shares after the share issuance, which may be deemed to constitute a change of control.

Prior Issuances of Common Stock to Mr. Doan in Relation to the Loan Agreement

Upon mutual agreement with Mr. Doan, on February 9, 2024, we repaid $800,000 of accrued interest under the Loan Agreement by delivering 629,921 shares of our common stock to Mr. Doan, based on the closing price of our common stock on February 8, 2024 on the Nasdaq Capital Market of $1.27 per share.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve Proposal 6, we may be unable to issue shares of our common stock to Mr. Doan pursuant to the Loan Agreement and could be required to repay the amounts outstanding under the Loan Agreement in cash. This could result in our failure to meet the Nasdaq minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. In addition, at present, we do not have sufficient cash to repay the Loan Agreement at its maturity date. Consequently, if Repayment Shares are not available and we are not able to refinance the Loan Agreement, we may default on the Loan Agreement.

Effect of Stockholder Approval; Dilution

Upon obtaining the stockholder approval requested in this Proposal 6, we would no longer be bound by the Nasdaq Change of Control Rule restriction on the issuance of the Repayment Shares to Mr. Doan under the Loan Agreement, and we would be able to issue the Repayment Shares to Mr. Doan under the Loan Agreement even if the number of shares issued would result in Mr. Doan owning more than 20% of our outstanding common stock. The maximum number of shares of our common stock that we may issue would fluctuate based on the price of our common stock and the remaining amount to be repaid under the Loan Agreement. Based on the closing sale price of our common stock as reported on the Nasdaq Capital Market on July 2, 2024, if we elect to repay $1.6 million of the Loan Agreement with Repayment Shares at this price, we could issue up to 1,269,841 shares of our common stock.

The additional shares that we could issue to Mr. Doan will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility. Each additional share of our common stock we would issue to Mr. Doan would have the same rights and privileges as each share of our currently authorized common stock.

Vote Required

The approval of Proposal 6 requires the affirmative vote of a majority of the total votes cast on the proposal. Broker non-votes and abstentions will not be taken into account in determining the outcome of the proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(b), OF THE ISSUANCE OF OUR COMMON STOCK FOR REPAYMENT OF THE LOAN AGREEMENT WITH OUR CHIEF EXECUTIVE OFFICER AS DESCRIBED IN THIS PROPOSAL 6.

PROPOSAL 7: Amendment to the SEMILEDS CORPORATION RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE AN OFFICER EXCULPATION PROVISION

Our Board has unanimously adopted a resolution to amend our Certificate of Incorporation, subject to stockholder approval, to provide for the elimination or limitation of monetary liability of certain officers of the Company for breaches of the fiduciary duty of care.

If stockholders approve this proposal at the 2024 Annual Meeting, we will amend Article XII of our amended and restated certificate of incorporation as set forth in paragraph four of Annex A to this Proxy Statement. The description in this Proposal 7 should be read in conjunction with the full text of the Amendment, which is marked to show the proposed modifications. In accordance with the General Corporation Laws of Delaware (the “DGCL”), our Board may elect to abandon the Amendment without further action by stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.

Purpose and Possible Effects of the Proposed Amendment

Article XII of our amended and restated certificate of incorporation currently provides for the Company to limit the monetary liability of directors for breaches of fiduciary duties as a director, pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a Delaware corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain officers for breaches of the fiduciary duty of care (the “Section 102(b)(7) Amendment”). Our Board desires to amend our amended and restated certificate of incorporation to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the Section 102(b)(7) Amendment, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the fiduciary duty of care, but such protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors as well as rising litigation and insurance costs for public companies.

This provision would not exculpate any officers from liability for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. Our Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our Board believes that this proposal is fair and in the best interests of the Company and its stockholders.

Text of the Proposed Amendment

If this Proposal 7 is approved, the Company proposes to amend its Certificate of Incorporation by replacing Section (A) of Article XII in its entirety as follows:

“(A) To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of the directors or officers of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.”

If our stockholders approve the Section 102(b)(7) Amendment, it will become effective upon the filing of the certificate of amendment to our restated certificate of incorporation with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the proposed Section 102(b)(7) Amendment.

If our stockholders do not approve the proposed Section 102(b)(7) Amendment, our current exculpation provisions will remain in place.

Vote Required

To approve this proposal, a majority of all issued and outstanding shares of the Company entitled to vote thereon must vote “FOR” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SECTION 102(B)(7) AMENDMENT TO INCLUDE AN OFFICER EXCULPATION PROVISION, AS DESCRIBED IN THIS PROPOSAL 7.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

This executive compensation section discloses the compensation awarded to or earned by our “named executive officers” during fiscal years 2023 and 2022.

We held our last non-binding advisory vote regarding compensation of our named executive officers at 2021 Annual Meeting of Stockholders, are holding a non-binding advisory vote in connection with this 2024 Annual Meeting of Stockholders and expect to hold our next vote at our 2027 Annual Meeting of Stockholders.

Summary Compensation Table

The following table sets forth all of the compensation earned by named executive officers during the relevant fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Trung T. Doan	2023	243,000	—	—	—	—	243,000
Chief Executive Officer	2022	243,000	—	—	—	—	243,000
Christopher Lee	2023	89,151	—	35,050	—	—	124,201
Chief Financial Officer	2022	92,950	—	20,315	—	—	113,265

(1) The amount reported in this column represent the grant date fair value of the RSUs granted in the fiscal years ended August 31, 2023 and 2022, respectively, calculated in accordance with FASB ASC Topic 718. Each restricted stock unit award was granted pursuant to our 2010 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by our named executive officers as of the fiscal year ended August 31, 2023.

	Option Awards				Stock Awards
Equity
			Equity					Market	Incentive
			Incentive					Value of	Awards:
			Plan					Shares	Market or
			Awards:			Number of		or	Payout Value
	Number of	Number of	Number of			Shares or		Units of	of Unearned
	Securities	Securities	Securities			Units		Stock	Shares, Units
	Underlying	Underlying	Underlying			of Stock		That	or Other
	Unexercised	Unexercised	Unexercised	Option		That		Have	Rights That
	Options	Options	Unearned	Exercise	Award	Have Not		Not	Have Not
Name	Exercisable	Un-exercisable	Options	Price ($)	Date	Vested (1)		Vested ($)(2)	Vested ($)
Trung T. Doan	—	—	—	—	—	—		—	—
Christopher Lee	—	—	—	—	04/25/23	7,000	(3)	12,180	—
	—	—	—	—	11/12/21	1,000	(3)	1,740	—

(1) Represents RSU awards granted pursuant to our 2010 Plan.

(2) Amounts calculated using the closing market price of a share of our common stock as of August 31, 2023, which was $1.74

(3) This RSU award vests in eight quarterly installments with the first installment vesting three months after the grant date.

(4) This RSU award vests in four equal annual installments with the first installment vesting on the one-year anniversary of the grant date.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Severance and Change in Control Benefits

Mr. Doan entered into an employment agreement in 2005, which provides that if he is terminated by us without cause or resigns due to a constructive termination, he will receive as severance an amount equal to six months of his then-current salary plus his current medical insurance for six months following his termination date. We offered such severance to motivate Mr. Doan to continue as our executive officer by providing severance protection in the event that he is terminated by us without having committed any egregious act constituting cause or if we adversely change his position such that he resigns. Cause is defined as (a) the conviction of a felony or of any criminal offense involving moral turpitude; (b) the repeated failure to satisfactorily perform duties reasonably required by us; (c) material breach of the proprietary information and invention agreement, our written policies established by our Board or any term of his employment agreement; or (d) misappropriation of our property or unlawful appropriation of our corporate opportunity or our business. If we determine cause exists, we will provide Mr. Doan with written notice alleging cause and his failure to remedy the alleged cause within 30 days may result in a termination for cause. Constructive termination is defined as one of the following events when we have not received Mr. Doan’s written consent for such event: (a) a significant reduction of his duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction or his removal from such position, duties and responsibilities, provided that a reduction in duties, position or responsibilities solely by virtue of us being acquired and made part of a larger entity will not constitute a constructive termination; (b) a substantial reduction, without good business reasons, of the facilities and perquisites available to him immediately prior to such reduction; (c) a reduction of his base salary unless such reduction is a part of a Company-wide reduction for similarly situated persons; or (d) a material reduction in the kind or level of employee benefits to which he is entitled immediately prior to such reduction, with the result that his overall benefits package is significantly reduced, unless such reductions are part of a Company-wide reduction for similarly situated persons.

Employment Agreements

Mr. Doan entered into an employment agreement in 2005, which provides for the severance payments and benefits described under “Severance and Change in Control Benefits” above.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the“Pay Versus Performance Rules”), we are providing the following information about the relationship between executive compensation actually paid and the financial performance of the Company. This disclosure has been prepared in accordance with the Pay Versus Performance Rules and does not necessarily reflect how the Compensation Committee evaluates compensation decisions. Because we are a “smaller reporting company” as defined under the U.S. federal securities laws, in accordance with the smaller reporting rules under Item 402(v) of Regulation S-K, the Company has provided the information required by Item 402(v) of Regulation S-K for two fiscal years and is not required to provide disclosure under Item 402(v)(2)(iv), (v)(5), (v)(2)(vi) or (v)(6).

Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)(4)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income (Loss) ($ in thousands)
2023	$243,000	$243,000	$124,201	$98,537	$33.33	$(2,690)
2022	$243,000	$243,000	$113,265	$72,081	$73.98	$(2,726)
(1)
The following table lists the PEO and non-PEO NEOs for each of fiscal years 2023 and 2022.

Year(1)	PEO	Non-PEO NEOs
2023	Trung T. Doan	Christopher Lee
2022	Trung T. Doan	Christopher Lee
(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Compensation of the Named Executive Officers and Directors – Executive Compensation – Summary Compensation Table” for additional information).
(3)
The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Doan in accordance with the Pay Versus Performance Rules:

Year	Summary Compensation Table Total for PEO	Change in Pension Value	Pension Service Cost	Reported Value of Equity Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Compensation Actually Paid to PEO
2023	$243,000	—	—	—	—	—	—	—	—	—	$243,000
2022	$243,000	—	—	—	—	—	—	—	—	—	$243,000

(4)
The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our non-PEO NEOs in accordance with the Pay Versus Performance Rules:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Change in Pension Value	Average Pension Service Cost	Average Reported Value of Equity Awards	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Average Compensation Actually Paid to Non-PEO NEOs
2023	$124,201	—	—	$(35,050)	$12,180	$(2,610)	$2,600	$(2,784)	—	—	$98,537
2022	$113,265	—	—	$(20,315)	$13,050	$(29,680)	$9,080	$(13,319)	—	—	$72,081

Relationship Between Financial Performance Measures

While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation and Cumulative Total Shareholder Return

The following chart sets forth the relationship between PEO compensation, the average compensation of our Non-PEO NEOs, and the Company’s cumulative total shareholder return (“TSR”) for the years ended August 31, 2023 and 2022.

Compensation and Net Income

The following chart sets forth the relationship between PEO compensation, the average compensation of our Non-PEO NEOs, and the Company’s net income for the years ended August 31, 2023 and 2022.

Director Compensation

Our Board amended our director compensation policy on November 11, 2020 to replace the annual cash retainers for board and committee service with additional restricted stock units, as a result of which non-employee members of the Board now receive the following compensation for their board and committee services:

•
no annual cash retainer for general Board or committee service;
•
no cash payments for attendance at general Board meetings; and
•
each year shortly following the annual stockholder meeting an annual grant of 5,000 shares of restricted stock units, which fully vest on the earlier of the next annual meeting or the one-year anniversary of the grant date, whichever is earlier, subject to continued service through the vesting date, provided that the restricted stock units will fully vest if we are subject to a change in control during their service.

The director compensation policy requires directors to attend at least 75% of the meetings each year in order to be renominated. The policy also includes an equity ownership guideline whereby our directors will be expected to own and hold shares of our common stock until retirement from their Board service. We also reimburse non-employee directors for travel, lodging and other expenses incurred in connection with their attendance at Board or committee meetings.

Director Compensation Table

The following table sets forth the total compensation for our non-employee directors for the year ended August 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Dr. Edward Kuan Hsiung Hsieh	—	23,850	—	23,850
Walter Michael Gough	—	23,850	—	23,850
Roger Lee (1)	—	11,650	—	11,650
Scott R. Simplot (2)	—	—	—	—

(1) Mr. Lee resigned from our Board effective July 10, 2023.

(2) Mr. Simplot waived any right to compensation.

(3) The amount reported in this column represent the grant date fair value of the RSUs granted in the fiscal year ended August 31, 2023, calculated in accordance with FASB ASC Topic 718. Each restricted stock unit award was granted pursuant to our 2010 Plan. Unless otherwise specified, each restricted stock unit award will vest in four equal installments commencing on the grant date, 100% of the stock units shall immediately vest on the date of the 2024 annual meeting, subject to continued service through the vesting date, provided that the restricted stock units will fully vest if we are subject to a change in control during their service.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of July 2, 2024 with respect to:

•
each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of our common stock;
•
each of our directors and director nominees;
•
each of our named executive officers; and
•
all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. All shares of our common stock subject to options currently exercisable or exercisable within 60 days of July 2, 2024 and RSUs that will vest within 60 days of July 2, 2024, are deemed to be outstanding for the purpose of computing the percentage ownership of the person or group holding options and RSUs, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

Unless otherwise indicated by the footnotes below, we believe, based on the information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Percentage of ownership is based on 7,196,299 shares of common stock outstanding as of July 2, 2024

Unless otherwise indicated in the footnotes to the table, the address of each individual listed in the table is c/o SemiLEDs Corporation, 3F, No.11, Ke Jung Rd., Chu‑Nan Site, Hsinchu Science Park, Chu‑Nan 350, Miao‑Li County, Taiwan, R.O.C.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
5% Stockholders:
Simplot Taiwan, Inc.	3,752,344	(1)	52.1%
J.R. Simplot Company

Trung Tri Doan	3,752,344	(2)	52.1%

Executive Officers and Directors:
Trung Tri Doan	3,752,344	(2)	52.1%
Walter Michael Gough	31,068	(3)	*
Dr. Edward Kuan Hsiung Hsieh	43,571	(3)	*
Scott R. Simplot	3,752,344	(1)	52.1%
Dr. Chris Chang Yu	—		*
Christopher Lee	21,800	(4)	*

All executive officers and directors as a group (6 persons)	3,848,783		52.1%

* Indicates beneficial ownership of less than 1%.

(1) Based on Schedule 13D/As filed June 4, 2024. Represents beneficial ownership of 3,752,334 shares consisting of (i) 2,445,299 shares held of record by Simplot Taiwan, a wholly owned subsidiary of Simplot Company of which Scott R. Simplot is Chairman, (ii) 31,036 shares held of record by JRS Properties, of which Mr. Simplot is one of the managers of the sole general partner, JRS Management, (iii) 1,148,858 shares held of record by Mr. Doan and which may be attributable to Mr. Simplot by virtue of his relationships with Simplot Taiwan and JRS Properties, both of which are parties to the Voting Agreement, and (iv) 127,141 shares held of record by the Trung Doan 2010 GRAT and which may be attributable to Mr. Simplot by virtue of his relationships with Simplot Taiwan and JRS Properties, both of which are parties to the Voting Agreement. Mr. Simplot is the Chairman of Simplot Company and a manager of JRS Management. Accordingly, Mr. Simplot may be deemed to have shared voting power over 3,752,334 shares and shared dispositive power over 2,476,335 shares. Mr. Simplot is also a director of the Company. Mr. Simplot disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Simplot Taiwan, Inc. is 1099 West Front Street, Boise, Idaho 83702.

(2) Based on a Schedule 13D/A filed June 4, 2024. Includes (1) 127,141 shares owned directly by The Trung Doan 2010 GRAT, of which Mr. Doan is the sole trustee and (2) 1,148,858 shares held directly by Mr. Doan. Also includes 31,036 shares directly owned by JRS Properties III LLLP and 2,445,299 shares directly held by Simplot Taiwan, Inc,, which may be attributable to Mr. Doan by virtue of the Voting Agreement. Accordingly, Mr. Doan may be deemed to have shared voting power over 3,752,334 shares and sole dispositive power over 1,275,999 shares. Mr. Doan is also a director of the Company. Mr. Doan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein

(3) Includes 1,250 restricted stock units that will vest within 60 days.

(4) Includes 1,000 restricted stock units that will vest within 60 days.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of August 31, 2023. All outstanding awards relate to our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands)			(in thousands)
Equity compensation plans approved by security holders	159	(1)	$2.13	541
Equity compensation plans not approved by security holders	—		—	—
Total	159			541

(1) Consists of stock options granted under the 2005 Equity Incentive Plan and the 2010 Equity Incentive Plan, and restricted stock units granted under the 2010 Equity Incentive Plan. No additional grants could be made under the 2005 Equity Incentive Plan after December 8, 2010. In April 2014 and July 2019, SemiLEDs’ stockholders approved amendments to the 2010 Plan that increased the number of shares authorized for issuance under the plan by an additional 250 thousand shares and 500 thousand shares, respectively. On September 25, 2020, SemiLEDs' stockholders approved an increase in the authorized Equity Incentive Plan share reserve under the 2010 plan by an additional 400 thousand shares.

(2) The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price. The information required by this Item with respect to the securities ownership of directors, officers and certain beneficial owners is set forth under the heading “Principal Stockholders” above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since September 1, 2022, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below, some of which represent continuing transactions from prior periods.

Loan Agreements with Chief Executive Officer and Significant Stockholder

On January 8, 2019, the Company entered into loan agreements with each of Trung Doan, the Company's Chairman and Chief Executive Officer and J.R. Simplot Company, the largest stockholder of the Company, with aggregate amounts of $1.7 million and $1.5 million, respectively, and an annual interest rate of 8%. All proceeds of the loans were exclusively used to return the deposit to Formosa Epitaxy Incorporation in connection with the proposed sale of the Company's headquarters building pursuant to the agreement dated December 15, 2015. The Company was initially required to repay the loans of $1.5 million on January 14, 2021 and $1.7 million on January 22, 2021, respectively. On January 16, 2021, the maturity date of these loans was extended with same terms and interest rate for one year to January 15, 2022, and on January 14, 2022, the maturity date of these loans was extended again with same terms and interest rate for one more year to January 15, 2023. On January 13, 2023, the maturity date of these loans was further extended with same terms and interest rate for one year to January 15, 2024.

On January 7, 2024, J.R. Simplot Company and the Company entered into an assignment agreement pursuant to which J.R. Simplot assigned and transferred all of its right, title and interest in and to the loan agreement to Simplot Taiwan Inc., in accordance with and subject to the terms and conditions of the loan agreement.

On January 7, 2024, the Company entered into the Fourth Amendment to the loan agreements with each of Simplot Taiwan Inc. and Trung Doan (each, a “Fourth Amendment”).

The Fourth Amendment with Simplot Taiwan Inc. (i) extends the maturity date of its loan agreement to January 15, 2025, and (ii) upon mutual agreement of the Company and Simplot Taiwan Inc., permits the Company to repay any principal amount or accrued interest, in an amount not to exceed $400,000, by issuing shares of the Company’s common stock in the name of Simplot Taiwan Inc. as partial repayment of the loan agreement at a price per share equal to the closing price of the Company’s common stock immediately preceding the business day of the payment notice date. All other terms and conditions of the loan agreement with Simplot Taiwan Inc. remained the same. The Fourth Amendment to the loan agreement with Trung Doan to amend the loans maturity date with same terms and interest rate to January 15, 2025. All other terms and conditions of the loan agreement with Trung Doan remained the same.

On January 7, 2024, the Company issued 305,343 shares of its common stock at a price of $1.31 per share to repay $400,000 of accrued interest on the loan agreement with Simplot Taiwan Inc. The shares of common stock were issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

The Fourth Amendment with Trung Doan amends the loan agreement’s maturity date with same terms and interest rate to January 15, 2025. All other terms and conditions of the loan agreement with Trung Doan remained the same.

On February 9, 2024, the Company and Trung Doan entered into the Fifth Amendment to the loan agreement (the “Fifth Amendment”). The Fifth Amendment, upon the mutual agreement of the Company and Trung Doan, permits the Company to repay any principal amount or accrued interest, in an amount not to exceed $800,000, by issuing shares of the Company’s common stock to Trung Doan as partial repayment of the loan agreement at a price per share equal to the closing price of the Company’s common stock immediately preceding the business day of the payment notice date.

On February 9, 2024, the Company repaid $800,000 of loan principal by delivering 629,921 shares of the Company’s common stock to Mr. Doan, based on the closing price of $1.27 per share on February 8, 2024. The shares of common stock were issued on February 9, 2024 in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

On July 3, 2024, the Company entered into the Sixth Amendment to the Loan Agreement with Mr. Doan to, upon the mutual agreement of Mr. Doan and the Company, permits the Company to repay a portion of the principal amount or accrued interest, by issuing shares of the Company’s common stock to Mr. Doan as repayment of the Loan Agreement at a price per share equal to the closing price of the Company’s common stock immediately preceding the business day of the payment notice date.

As of July 2, 2024, the aggregate principal balance of the loan agreement with Trung Doan was $900 thousand, and the aggregate principal balance of the loan agreement with Simplot Taiwan was $1.5 million. The loans are secured by a second priority security interest on the Company's headquarters building.

Convertible Promissory Notes

On November 25, 2019 and on December 10, 2019, the Company issued convertible unsecured promissory notes (the “Notes”) to J.R. Simplot Company, the largest stockholder of the Company, and Trung Doan, the Company's Chairman and Chief Executive Officer, (together, the “Holders”) with a principal sum of $1.5 million and $500 thousand, respectively, and an annual interest rate of 3.5%. Principal and accrued interest is due on demand by the Holders on and at any time after May 30, 2021. The outstanding principal and unpaid accrued interest of the Notes may be converted into shares of the Company’s common stock at a conversion price of $3.00 per share, at the option of the Holders any time from the date of the Notes. On February 7, 2020, J.R. Simplot Company assigned all of its right, title and interest in the Notes to Simplot Taiwan Inc. On May 25, 2020, each of the Holders converted $300,000 of the Notes into 100,000 shares of the Company’s common stock. On May 26, 2021, the Notes were extended with the same terms and interest rate for one year and a maturity date of May 30, 2022. On May 26, 2022, the Notes were second extended with the same terms and interest rate for one year and a maturity date of May 30, 2023. On June 6, 2023, the Company entered into the Third Amendment to the Notes to amend the Notes to (i) extend the maturity date from May 30, 2023 to May 30, 2024, and (ii) change the conversion price from $3.00 to $2.046 per share. The change in conversion price is subject to stockholder approval. All other terms and conditions of the Notes remained the same.

After the close of market on January 5, 2024, the Company entered into the Fourth Amendment to the Notes (the “Note Fourth Amendments”) to amend the Notes to (i) convert the total principal and accrued interest on the Notes to common stock of the Company to be issued in the names of the Holders, and (ii) change the conversion price of the Notes from $2.046 per share to the closing price immediately preceding the signing of the Note Fourth Amendments, or $1.31 per share. All other terms and conditions of the Notes remained the same.

On January 5, 2024, the Holders converted the total principal and accrued interest of the Notes, in an aggregate amount of $1,608,848, to 1,228,128 shares of its common stock at a conversion price of $1.31 per share.

As of July 2, 2024, the aggregate principal balance of the loans outstanding was zero.

Voting Agreement

On June 3, 2024, Mr. Doan, in his capacity as a stockholder of the Company, entered into a Voting Agreement by and between Simplot Taiwan, Inc., an Idaho corporation (“Simplot”), JRS Properties III LLLP, an Idaho limited liability limited partnership (“JRS Properties” and together with Simplot, the “Simplot Shareholders”), and The Trung Tri Doan 2010 GRAT (the “Doan Trust”) of which Mr. Doan is the sole trustee (Doan and the Doan Trust together, the “Doan Shareholders” and together with the Simplot Shareholders, the “Stockholder Group”). The aggregate amount of shares of the Company owned by them constitutes a majority of the issued and outstanding shares of the Company as of the date of the Voting Agreement. Pursuant to the terms of the Voting Agreement, the Simplot Shareholders and Doan Shareholders agreed to vote the shares of the Common Stock owned by them in favor of certain matters presented by the Company to its stockholders as provided in the Voting Agreement.

The Voting Agreement is effective as of June 3, 2024, and terminates upon at least ten days’ written notice to the other members of the Stockholder Group or upon material breach of the terms therein. In addition, the Voting Agreement automatically terminates upon the earliest of (1) the Simplot Shareholders or the Doan Shareholders no longer own securities of the Company; (2) the sale of all or substantially all of the Company’s assets; (3) the dissolution, insolvency or liquidation of the Company; (4) the death, bankruptcy, insolvency or dissolution of any of the Shareholders (as defined in the Voting Agreement), or (5) the Stockholder Group’s joint written agreement to terminate the Voting Agreement.

As of July 2, 2024, the shares subject to the Voting Agreement represent approximately 52% of the voting power of our common stock.

Employment Agreements

See “Compensation of the Named Executive Officers and Directors—Employment Agreements.”

Policies and Procedures for Related Party Transactions

Our Board has adopted a formal, written related party transactions policy pursuant to which, our executive officers, directors, beneficial owners of more than 5% of our common stock, and any member of the immediate family of and any firm, corporation or other entity at which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial interest, are not permitted to enter into a related party transaction with us without prior consent and approval of our Audit Committee. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any year and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity), including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person.

The Audit Committee has determined that a related person does not have a direct or indirect material interest in the following categories of transactions and that each will be deemed to be preapproved:

•
any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue.

ADDITIONAL MEETING INFORMATION

Meeting Admission. You are entitled to attend the annual meeting only if you were a holder of our common stock as of the close of business on July 2, 2024 or hold a valid proxy for the annual meeting. If attending the physical meeting, you should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, meaning that you hold shares directly with American Stock Transfer & Trust Company, LLC (“registered holders”), the inspector of elections will have your name on a list, and you will be able to gain entry with a form of photo identification. If you are not a stockholder of record but hold shares through a broker, bank, or nominee (“street name” or “beneficial” holders), in order to gain entry you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification. If you do not provide photo identification and comply with the other procedures outlined above for attending the annual meeting in person, you will not be admitted to attend the annual meeting in person.

Proxy Solicitation. We will bear the expense of soliciting proxies. Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, facsimile or otherwise. We are required to request that brokers, banks, and other nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules.

Inspector of Elections. Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes for the annual meeting.

Stockholder List. Our list of stockholders as of July 2, 2024 will be available for inspection at our principal executive office (3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.) for 10 days prior to the annual meeting. If you want to inspect the stockholder list, call our Finance Department at +886-37-586788 to schedule an appointment.

OTHER MATTERS

Householding We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting SemiLEDs Corporation 3rd floor – No. 11 Ke Jung Road, Chu-Nan Site, Hsinchu Science Park, Miao-Li County, Taiwan. Attention: Christopher Lee, telephone: +886-37-586788 ext. 8419. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

2025 Stockholder Proposals or Nominations. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive office (3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.) in care of our Corporate Secretary. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Taiwan Time) on March 18, 2025.

In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2025 Annual Meeting of Stockholders, other than precatory (non-binding) proposals presented under Rule 14a-8, must give notice to our Corporate Secretary no earlier than May 2, 2025 and no later than June 1, 2025, unless the notice also is made pursuant to Rule 14a-8. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. If the 2025 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary of the 2024 Annual Meeting of Stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day before the 2025 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made.

Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b) and provide the notice required to our Corporate Secretary no later than July 1, 2025.

We will not entertain any proposals or nominations at the 2025 Annual Meeting of Stockholders that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

By Order of the Board of Directors,

Christopher Lee
Corporate Secretary

Annex A

CERTIFICATE OF AMENDMENT TO THE AMENDED

AND RESTATED CERTIFICATE OF INCORPORATION OF SEMILEDS CORPORATION

The undersigned, Trung Tri Doan, hereby certifies that:

1. He is the duly elected and acting Chief Executive Officer of SemiLEDs Corporation, a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Delaware Secretary of State on January 4, 2005.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Restated Certificate of Incorporation amends and restates the second paragraph of Article IV of this corporation’s Certificate of Incorporation to read as follows:

“(A) the Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and Preferred Stock”. The total number of shares which the Corporation is authorized to issue is 15,000,000 shares, consisting of 15,000,000 shares of Common Stock, par value $0.0000056 per share, and no shares of Preferred Stock, par value $0.0000056 per share.”

4. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Restated Certificate of Incorporation amends and restates the first paragraph of Article XII of this corporation’s Certificate of Incorporation to read as follows:

“(A) To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of the directors or officers of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.”

5. The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed [ ], 2024.

Trung Tri Doan
Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 a.m. Eastern Standard Time on June 28, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by8:59 a.m. Eastern Standard Time on June 28, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. SEMILEDS CORPORATION 3F NO. 11 KE JUNG ROAD CHU-NAN SITE, HSINCHU SCIENCE PARK CHU-NAN 350 MIAO-LI COUNTY, TAIWAN R. O. C. E48371-P10552 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. SEMILEDS CORPORATION The Board of Directors recommends you vote FORthe following: ! ! ! 1. Election of Directors Nominees: 01) Trung T. Doan 02) Walter Michael Gough 03) Dr. Edward Hsieh 04) Roger Lee 05) Scott R. Simplot For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2. Ratification of the appointment of BF Borgers CPA PC as our independent registered public accounting firm for fiscal year 2018. ! ! ! 3. Advisory vote on executive compensation. 3 Years 1 Year 2 Years Abstain The Board of Directors recommends you vote 3 YEARS for proposal 4. ! ! ! ! 4. Advisory vote on the frequency of holding future advisory votes on executive compensation. The Board of Directors recommends you vote FOR proposal 5. For Against Abstain ! ! ! 5. Approve the amendment of the restated certificate of incorporation, as amended, to reduce the number of authorized common stock from 75,000,000 to 7,500,000. NOTE: Transact such other business as may properly come before the annual meeting including adjournments and postponements. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 29, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 29, 2024. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54043-P16152

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEMILEDS CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

____

Nominees:

01) Trung T. Doan
02) Walter Michael Gough
03) Dr. Edward Hsieh
04) Scott R. Simplot
05) Dr. Chris Yu

The Board of Directors recommends you vote 3 Years on the following proposal 4:

	3 Years	2 Years	1 Year	Abstain
4. Advisory vote on the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 5, 6 and 7:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E48372-P10552 SEMILEDS CORPORATION Annual Meeting of Stockholders June 29, 2018 This Proxy is solicited by the Board of Directors The undersigned stockholder of SemiLEDs Corporation (the "Company") hereby constitutes and appoints TRUNG T. DOAN as proxy andattorney-in-fact of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on Friday, June 29, 2018 at 10:00 A.M. local time atSemiLEDs, 3rd floor, No. 11, Ke Jung Road, Chu-Nan, Hsinchu Science Park, Miao-Li County, Taiwan, and at any adjournment(s) and postponement(s) thereof. If you need directions to the Annual Meeting so that you may attend and vote in person, please contactinvestor@semileds.com. Unless a contrary direction is indicated, the proxy holders will vote the undersigned's shares FOR the election of the nominees for director, FOR ratification of the appointment of BF Borgers CPA PC as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2018, FOR an advisory vote on executive compensation, for THREE YEARS on the advisory vote on the frequency of holding future advisory votes on executive compensation, FOR the amendment of the restated certificate of incorporation, as amended, to reduce the number of authorized common stock from 75,000,000 to 7,500,000, and in accordance with the judgment of the proxy holder on any other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSEDPOSTAGE-PAID ENVELOPE. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Continued and to be signed on reverse side

4163-6461-0128.5